As filed with the Securities and Exchange Commission on April 5, 2007

Registration No. 333-107564

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

POST-EFFECTIVE AMENDMENT NO. 1 TO

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE GYMBOREE CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	94-2615258
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 Howard Street

San Francisco, California 94105

(415) 278-7000

(Address of principal executive offices, including zip code)

THE GYMBOREE CORPORATION AMENDED AND RESTATED 2002 INCENTIVE STOCK PLAN

(Full title of the plan)

MATTHEW K. MCCAULEY

Chief Executive Officer

The Gymboree Corporation

500 Howard Street

San Francisco, California 94105

(415) 278-7000

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Donald E. Karl

Perkins Coie LLP

1620 26th Street, Sixth Floor

Santa Monica, California 90404

(310) 788-3227

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common Stock, par value $0.001 per share, together with associated common stock purchase rights, under The Gymboree Corporation Amended and Restated 2002 Incentive Stock Plan

(1)	No additional shares are being registered and registration fees were paid upon filing of the original Form S-8 Registration Statement with the Securities and Exchange Commission on August 1, 2003 (Registration No. 333-107564) for the plan. Therefore, no further registration fee is required.

EXPLANATORY NOTE

The Registrant suspended its Amended and Restated 2002 Stock Incentive Plan (the “2002 Plan”) with respect to issuances of new stock option grants thereunder, effective June 16, 2004, and adopted a new plan, the 2004 Equity Incentive Plan (the “2004 Plan”), effective as of June 16, 2004. The Registrant’s Form S-8 Registration Statement filed with the Securities and Exchange Commission (the “Commission”) on August 1, 2003 (Registration No. 333-107564) (the “Registration Statement”) is hereby amended to provide that up to 1,029,486 shares available for issuance, but not issued or subject to outstanding options, under the 2002 Plan (the “Unissued Option Shares”) are no longer issuable under the 2002 Plan and may now be issued under the 2004 Plan. A registration statement on Form S-8 with respect to 93,317 of the Unissued Option Shares (the “New Registration Statement”), is being filed with the Commission concurrently with this Post-Effective Amendment No. 1 and a registration statement on Form S-8 (Registration No. 333-130646) with respect to 936,169 of the Unissued Option Shares was filed with the Commission on December 22, 2005 (the “December 2005 Registration Statement”).

The Registration Statement shall remain in effect for purposes of outstanding stock options granted under the 2002 Plan.

The contents of the Registration Statement are otherwise incorporated by reference into this Post-Effective Amendment No. 1 to such Registration Statement, except as described herein. Required consents and signatures are included in this amendment.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8.	EXHIBITS

Exhibit Number	Description
5.1*	Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered
23.1	Consent of Deloitte & Touche LLP
23.2*	Consent of Perkins Coie LLP
24.1	Power of Attorney (see signature page)

*	Previously filed.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 5th day of April, 2007.

THE GYMBOREE CORPORATION

/s/ MATTHEW K. MCCAULEY
By:	Matthew K. McCauley Chief Executive Officer

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes Matthew K. McCauley and Blair W. Lambert, or either of them, as attorneys-in-fact with the power of substitution, to execute in the name of and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated below on the 5th day of April, 2007.

Signature	Title

/s/ MATTHEW K. MCCAULEY Matthew K. McCauley	Chief Executive Officer and Director (Principal Executive Officer)

/s/ BLAIR W. LAMBERT Blair W. Lambert	Chief Operating Officer, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

/s/ GARY M. HEIL Gary M. Heil	Director

/s/ DANIEL R. LYLE Daniel R. Lyle	Director

/s/ JOHN C. POUND John C. Pound	Director

/s/ BARBARA L. RAMBO Barbara L. Rambo	Director

/s/ WILLIAM U. WESTERFIELD William U. Westerfield	Director

II-2

INDEX TO EXHIBITS

Exhibit Number	Description
5.1*	Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered
23.1	Consent of Deloitte & Touche LLP
23.2*	Consent of Perkins Coie LLP
24.1	Power of Attorney (see signature page)

*	Previously filed.